Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555
                                                Web site:  www.kilstock.com
June 16, 1999
                                                 E-mail: shale@kilstock.com
                                                  Direct Dial: 404.815.6302


United Americas Bankshares, Inc.
3789 Roswell Road
Atlanta, Georgia 30342

     Re:  United Americas Bankshares, Inc.
          Registration Statement on Form SB-2

Gentlemen:

     At your request, we have examined the Registration Statement on Form SB-2 filed by United Americas Bankshares, Inc. (the "Company"), a Georgia corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended with respect to the registration under the Securities Act of 1933, as amended, of 1,200,000 shares of common stock, no par value, of the Company (the "Common Stock"), to be sold to the public.

     As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments related to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions expressed herein. Based upon the foregoing, it is our opinion that the shares of Common Stock to be issued and sold by the Company to the public will be, upon issuance, sale and delivery in the manner and under the terms and conditions described in the Registration Statement, validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the "Legal Matters" section of the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                              Very truly yours,

                              KILPATRICK STOCKTON LLP


                              By:  /s/ F. Sheffield Hale
                                  ----------------------------------
                                   F. Sheffield Hale
                                   Partner